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                                                               EXHIBIT 99.(1)(b)


                             ARTICLES SUPPLEMENTARY
                                      OF
                   PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.

                                 * * * * * * *
                          Pursuant to Section 2-208.1
                    of the Maryland General Corporation Law
                                 * * * * * * *

        Prudential National Municipals Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 750,000,000 shares of common stock, par value of $.01 each, having an aggregate par value of $7,500,000.

        THIRD: Heretofore, the number of authorized shares of which the Corporation has authority to issue was divided into three classes of shares, consisting of 250,000,000 Class A shares, 250,000,000 Class B shares and 250,000,000 Class C shares.

        FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on November 6, 1998, the number of authorized shares of which the Corporation has authority to issue is hereby increased to 1,000,000,000 shares, par value of $.01 per share having an aggregate par value of $10,000,000 to be divided into four classes of shares, consisting of 250 million Class A shares, 250 million Class B shares, 250 million Class C shares and 250 million Class Z shares.

        FIFTH: The Class Z shares shall represent the same interest in the Corporation and have indentical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class;
(ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee

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as determined by the Board of Directors from time to time; (v) The Class C
Common Stock shall be subject to a front-end sales load, a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

        IN WITNESS WHEREOF, PRUDENTIAL NATIONAL MUNICIPALS FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on November 16, 1998.

                                        PRUDENTIAL NATIONAL
                                        MUNICIPALS FUND, INC.



                                        By  /s/ Robert F. Gunia
                                           -----------------------
                                           Robert F. Gunia
                                           Vice President

Attest: /s/ Deborah A. Docs
        --------------------
        Deborah A. Docs
        Secretary

        THE UNDERSINGED, Vice President of Prudential National Municipals Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                        By  /s/ Robert F. Gunia
                                           -----------------------
                                           Robert F. Gunia
                                           Vice President